UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 2, 2022

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35547	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (800) 334-8534

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	MDRX	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

On March 2, 2022, Allscripts Healthcare Solutions, Inc., a Delaware corporation (the “Company”), Allscripts Healthcare, LLC, a North Carolina limited liability company and subsidiary of the Company (“Allscripts Healthcare”), Allscripts Software, LLC, a Delaware limited liability company and subsidiary of the Company (“Allscripts Software”), PF2 EIS LLC, a Delaware limited liability company (“PF2”), Allscripts IHC, LLC, a Delaware limited liability company (“Allscripts IHC”), and Allscripts Healthcare US, LP, a Delaware limited partnership (together with Allscripts Healthcare, Allscripts Software, PF2 and Allscripts IHC, the “Sellers”), Harris Dawn Holdings Inc., a Delaware corporation (“Buyer”), and, solely for purposes of Article VI and Section 12.18 thereof, Constellation Software Inc., an Ontario corporation, entered into a Purchase Agreement (the “Purchase Agreement”).

Upon the terms and subject to the conditions set forth in the Purchase Agreement, Buyer has agreed to acquire (the “Acquisition”) substantially all of the assets of the Sellers’ Hospital & Large Physician Practice Business, including the Sellers’ Sunrise and TouchWorks solutions (the “Business”) for $670 million in cash at closing and the opportunity to earn up to an additional $30 million based on the Business’ revenue through calendar year 2023 (the “Purchase Price”). Certain assets of the Sellers relating to the Business will be excluded from the transaction and retained by the Sellers, as described in the Purchase Agreement. In addition, Buyer will assume certain liabilities related to the Business under the terms of the Purchase Agreement.

Completion of the Acquisition is subject to various conditions, including, among others, (i) no order or other legal restraint or prohibition being in effect that would prohibit or prevent the transactions from being consummated; (ii) no legal proceeding having been commenced by any governmental entity that seeks to prohibit, enjoin or restrain the consummation of the transactions; (iii) the applicable waiting period (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act having expired or otherwise having been terminated; (iv) a material adverse change in the condition of the Business prior to closing; and (v) subject to specified materiality standards, the accuracy of certain representations and warranties of the parties as of the closing. Each party’s obligation to consummate the Acquisition is also subject to certain additional conditions, including performance in all material respects by the other party of its obligations under the Purchase Agreement. The Purchase Agreement contains certain termination rights for both Buyer and the Sellers, including if the closing of the Acquisition has not occurred by September 2, 2022, or upon Sellers intending to enter into a competing transaction (as described in the Purchase Agreement) upon payment of a termination fee. The Purchase Agreement contains customary representations and warranties of the Company (on behalf of the Sellers) and Buyer as set forth therein, and the Sellers and Buyer also agreed to customary covenants, including covenants requiring the Sellers to conduct the Business in the ordinary course prior to the completion of the Acquisition.

The foregoing description of the Purchase Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1, which is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished herewith:

Exhibit Number	Exhibit Description

2.1

Purchase Agreement, dated as of March 2, 2022, by and among Allscripts Healthcare Solutions, Inc., a Delaware corporation, Allscripts Healthcare, LLC, a North Carolina limited liability company, Allscripts Software, LLC, a Delaware limited liability company, PF2 EIS LLC, a Delaware limited liability company, Allscripts IHC, LLC, a Delaware limited liability company, Allscripts Healthcare US, LP, a Delaware limited partnership, Harris Dawn Holdings Inc., a Delaware corporation, and, solely for purposes of Article VI and Section 12.18 thereof, Constellation Software Inc., an Ontario corporation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: March 4, 2022	By:	/s/ Eric Jacobson
Eric Jacobson
Senior Vice President and Corporate Secretary